UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

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NEOLARA CORP.

(Exact name of registrant as specified in its charter)

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Wyoming	000-56687	98-1674969
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Contiguo a la Guardia de Asistencia Rural,

San Vito, Coto Brus,

Puntarenas, 60801, Costa Rica

(Address of Principal Executive Offices) (Zip Code)

+1 852 4427 8912

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01 Changes in Control of Registrant.

Effective September 19, 2025, Julio Antonio Quesada Murillo, the previous Chief Executive Officer, director and majority shareholder of Neolara Corp. (the “Company”), entered into a stock purchase agreement for the sale of 2,000,000 shares of Common Stock of the Company, representing approximately 63% of the issued and outstanding shares of Common Stock of the Company as of such date, to Cao Wei, and as such Mr. Cao able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Also effective September 19 2025, Julio Antonio Quesada Murillo, Luis Diego Chavarria Arce and Carlos Alvarez Rojas resigned from all executive officer positions with the Company, including Chief Executive Officer and President, and as members of the Board, and effective the same day, Cao Wei was appointed as Chief Executive Officer, Chief Financial Officer, Secretary and sole Director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officer and director is as follows:

Cao Wei - President, Chief Executive Officer, Secretary, and Director

From 2022 to 2024, Cao Wei served as Senior Architectural Designer of Wuhan Shangjian Construction Co., Ltd. From 2019 to 2022, he served as Senior Architect of Hubei Xinjie Construction Engineering Co., Ltd. From 2015 to 2018, he was Senior Architectural Design Manager of Hubei Fuhua Construction and Installation Co., Ltd. From 2014 to 2015, he served as Construction Project Manager of Jingzhou Junyu Construction Engineering Co., Ltd.

Mr. Cao holds a Bachelor of Civil Engineering from Hubei University of Technology.

Li Yan - Director

Since 2021, Li Yan has served as Senior Biomedical Engineer at Hubei Bokang Medical Technology Co., Ltd., leading clinical validation of medical devices to meet regulatory requirements, optimizing flagship products to reduce failure rates, and mentoring junior engineers. From 2018 to 2021, he/she was Product Development Engineer at Wuhan Huakang Century Clean Technology Co., Ltd., where he/she enhanced system stability, authored technical documentation, and improved customer satisfaction. From 2016 to 2018, he/she was Technical Support Engineer at Jingzhou Yihai Technology Ltd., contributing to new product launches, clinical trials, and compliance testing.

Li Yan received a Bachelor’s degree in Biomedical Engineering from Hubei University of Science and Technology.

Lloveras Amador Ricado - Director

From 2021 to 2025, Mr. Lloveras served as Senior Software Developer of Softtek Digital Solutions SL, where he led Java and JavaScript web application development, established automated testing frameworks, and mentored junior developers. From 2019 to 2021, he served as Software Project Manager of Indra Sistemas, S.A., overseeing large-scale IT and defense projects across the public administration, transportation, and security sectors, and contributing to digital transformation initiatives through cloud computing, big data, and cybersecurity adoption. From 2016 to 2019, Mr. Lloveras served as Senior Software Engineer of Amadeus IT Group, S.A., where he directed cross-functional teams to enhance Air IT and Hospitality platforms, implemented scalable cloud-based systems, and introduced continuous integration and delivery pipelines.

Mr. Ricardo received a Bachelor’s degree in Computer Engineering from the University of Barcelona.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOLARA CORP.

Date: September 19, 2025	By:	/s/ Cao Wei
	Name:	Cao Wei
	Title:	CEO

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